UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road

Troy, Michigan

(Address of principal executive offices)

48084-7186

(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 10, 2007, ArvinMeritor, Inc. (“ArvinMeritor”) entered into Amendment No. 4 to Credit Agreement, among ArvinMeritor, ArvinMeritor Finance Ireland (“AFI”), the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent. The amendment relates to the Credit Agreement, dated as of June 23, 2006, by and among ArvinMeritor, AFI, the institutions from time to time parties thereto as lenders, JPMorgan Chase Bank, National Association, as Administrative Agent, Citicorp North America, Inc. and UBS Securities LLC, as Syndication Agents, ABN AMRO Bank N.V., BNP Paribas and Lehman Commercial Paper Inc., as Documentation Agents, and J.P. Morgan Securities Inc. and Citigroup Global Markets, as Joint Lead Arrangers and Joint Book Runners (the “Credit Agreement”).

The primary purposes of the amendment are to (a) reduce the amount of the facility from $900 million to $700 million; (b) replace the existing financial covenants with new financial covenants based on (i) the ratio of ArvinMeritor’s senior secured indebtedness to EBITDA and (ii) the amount of ArvinMeritor’s annual capital expenditures; (c) secure certain foreign hedging and treasury obligations owed by ArvinMeritor’s foreign subsidiaries to the Lenders, and extend the subsidiary guaranty to cover these obligations; (d) amend the covenant with respect to indebtedness to increase the amount of permitted unsecured indebtedness; (e) amend the covenant with respect to acquisitions to base permitted acquisitions on a specified aggregate dollar amount of consideration rather than on a ratio of indebtedness to EBITDA; (f) amend the definition of Restricted Payments to permit prepayments on certain outstanding notes; and (g) amend the pricing schedule that sets forth margins over published rates of interest that are applicable to outstanding borrowings under the Credit Agreement. The amendment is filed as Exhibit 10 to this Form 8-K and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On December 11, 2007, ArvinMeritor held a meeting with investors and analysts in New York, NY, which was accessible to the public by means of web-cast conference call. The presentation made by ArvinMeritor at the meeting is posted on the ArvinMeritor website (www.arvinmeritor.com).

During the meeting, ArvinMeritor confirmed its full year 2008 guidance, stating that its 2008 sales are expected to be in the range of $6.8 billion to $7.0 billion, and full-year diluted earnings per share are expected to be in the range of $1.40 to $1.60. This guidance excludes gains or losses on divestitures, restructuring costs, and other special items, including any extended customer shutdowns or production interruptions. ArvinMeritor also confirmed that it is expecting positive cash flow for 2008.

Forward-Looking Statements

This Form 8-K contains statements relating to future results of the company (including certain projections) that are “forward-looking statements” as defined in the Private Securities Litigation

Reform Act of 1995.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” and similar expressions.  Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and cost of raw materials, including steel and oil; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; potential adjustment of the value of deferred tax assets; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed from time to time in filings of the company with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10 -	Amendment No. 4 to Credit Agreement, dated as of December 10, 2007,among ArvinMeritor, the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

By: /s/ Vernon G. Baker, II

Vernon G. Baker, II
Senior Vice President and General Counsel

Date: December 11, 2007

EXHIBIT INDEX

Exhibit No.	Description

10	Amendment No. 4 to Credit Agreement, dated as of December 10, 2007, among ArvinMeritor, the financial institutions party thereto and JPMorgan Chase Bank, National Association, as Administrative Agent